Exhibit 6.7

LEASE AGREEMENT

for the premises located at

1008 NORTH PINE HILLS ROAD
ORLANDO, FLORIDA 32808

between

TUYET HANH THI HUYNH
Landlord

and

STANDARD DENTAL LABS INC.
a Nevada for-profit corporation

Tenant

d/b/a

Dated: April 9, 2025

i

ii

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is hereby made and entered into on this 9th day of April, 2025 (the “Effective Date”), by and between:

TUYET HANH THI HUYNH, a Florida limited liability company, whose address is 1040 North Pine Hills Road, Orlando, Florida 32808 (“Landlord”),

and

STANDARD DENTAL LABS INC., a Nevada for-profit corporation, whose address is 424 E Central Blvd #308, Orlando, FL 32801 (“Tenant”).

W I T N E S S E T H :

For and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, Landlord does hereby lease unto Tenant and Tenant does hereby lease from Landlord the “Premises” (identified hereinbelow) in accordance with the following terms and conditions:

ARTICLE I

BASIC LEASE PROVISIONS

Section 1.01 – Summary of Basic Lease Provisions

(a)	Property:	1008 N. Pine Hills Road Orlando, FL 32808

(b)	Gross Leasable Area of Building:	1,213 SF, plus the exterior land area of approximately 11,253 SF

(c)	Leased Premises:	1008 N. Pine Hills Road Orlando, FL 32808

(d)	Gross Leasable Area of Premises:	1,213 SF, plus the exterior land area of approximately 11,253 SF

(d)	Pro Rata Share Percentage:	N/A

(d)	Tenant’s Trade Name:	TBD

(g)	Permitted Use:	applicable rules, laws and regulations, the City of Orlando, Orange County, and/or by any and all other applicable governmental authorities, and no other uses whatsoever.

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(h)	Initial Lease Term:	One (1) year from the Rent Commencement Date.

(i)	Lease Commencement Date:	April 9, 2025

(j)	Security Deposit:	$2,000.00

(k)	Options to Renew:	N/A

(l)	Prepaid Rent:	$2,302.37, for the first month of rent which is due upon signing this Lease.

(m)	Rent Commencement Date:	Same as the Lease Commencement Date.

(n)	Initial Term Minimum Base Rent:

Period	Annually	Monthly
04/09/25 – 04/08/26	$24,000.00	$2,000.00

(o)	Initial Pass-Through Charges:	N/A

(p)	Minimum Insurance Limits:	Minimum coverage limits of $1,000,000.00 with respect to property damage, bodily injury or death arising out of or resulting from any single occurrence and $2,000,000.00 in the aggregate.,

(q)	Payment & Notice Addresses::

	to Landlord:	Tuyet Hanh Thi Huynh
1040 N. Pine Hills Road Orlando, FL 328088 P: (407) 668-5805 E: |htuyethuynh@gmail.com

	to Tenant:	Standard Dental Labs Inc. 1008 N. Pine Hills Road Orlando, FL 32808 Attn: James Brooks P: (323) 250-3290 E: james.brooks@sdl.care

(r)	Personal Guarantors:	N/A

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(s)	Tenant Improvement Allowance:	N/A

(t)	Leasing Brokers:	N/A

(u)	Tenant Specific Provisions:	Notwithstanding anything herein to the contrary, the following provisions shall also apply. In the event of a conflict between the provisions set forth under this Section 1.01(u) and any other provision in this Lease, then the provisions of this Section 1.01(u) shall supersede and control.

(i)	Zoning and Land Use. Tenant acknowledges that use, as permitted herein, of the Premises and the Property, is being provided to Tenant “AS-IS” with “ALL FAULTS,” if any, and without any representation or warranties from Landlord whatsoever. Tenant represents and warrants that Landlord has no duty to make, nor has Landlord made, any determinations, representations, or warranties as to whether the Premises and/or the Property is suitable for Tenant’s use or whether Tenant’s use is permitted under any and all applicable rules, laws, regulations, ordinances, codes, mandates, and/or orders, whether currently established or may later be established in the future. Tenant further represents and warrants that Tenant has performed a thorough investigation and examination of all applicable rules, laws, regulations, ordinances, codes, mandates, and/or orders (including, without limitation, applicable permitting requirements, parking requirements and restrictions, and zoning and land use laws and regulations) as it relates to the Tenant’s use of the Premises and/or the Property, as permitted herein, and by executing this Lease, Tenant has no objectionsforegoing and accepts the Premises “AS-IS” with any and all faults. Tenant shall be solely responsible to ensure its business, use and operations in or upon the Premises comply with any and all applicable rules, laws, regulations, codes, orders, mandates, and governmental requirements. Tenant shall not have any recourse whatsoever against Landlord for any inability or restriction that may be experienced or imposed against Tenant relating to Tenant’s use of the Premises.

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(ii)	Additional Insurance Obligations of Tenant. Tenant shall ensure that the policy of general liability insurance obtained pursuant to this Lease shall, at all times while this Lease is effective, name Landlord as an additional insured and include all exterior portions, parking areas, and the land of the Premises. Additionally, Tenant shall pay or reimburse Landlord, within ten (10) days of being notified, for the premiums or costs related to the property and casualty insurance policy for fire and extended coverage upon the building of the Premises and general liability insurance policy (collectively, the “Landlord’s Insurance Policies”). Notwithstanding the foregoing, Tenant shall pay a monthly amount of $356.90 as additional rent for the reimbursement of Landlord’s Insurance Policies.

(iii)	Additional Maintenance Obligations of Tenant. Tenant shall be responsible to maintain in a neat, clean, and orderly condition, the parking lot and exterior areas, and landscaping of the Premises.

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ARTICLE II

LEASED PREMISES

Section 2.01 – The Premises

Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord, for the term and subject to the covenants and conditions of this Lease, the premises (the “Premises”) set forth herein under Section 1.01(c), as indicated on “Exhibit B” attached hereto and made a part hereof. The Premises consists of the building (the “Building”) and the land (the “Land”) upon which the Building is situated and owned by Landlord, which is more particularly described in “Exhibit A” attached hereto and made a part hereof. The Premises, the Building, and the Land may sometimes hereinafter be collectively referred to as the “Property”.

Section 2.02 – Conditions and Restrictions

THIS SECTION IS INTENTIONALLY DELETED.

Section 2.03 – AS-IS Condition

LANDLORD MAKES NO REPRESENTATIONS AND/OR WARRANTIES OF WHATSOEVER KIND, IN NATURE OR DESCRIPTION, CONCERNING THE PREMISES, THE BUILDING AND/OR THE LAND, AND TENANT HEREBY AGREES THAT IT IS LEASING THE PREMISES AND WILL ACCEPT THE PROPERTY AND THE PREMISES IN ITS PRESENT “AS-IS” AND “WHERE-IS” CONDITION WITH ANY AND ALL FAULTS, IF ANY.

Section 2.04 – Delivery of Possession

Landlord shall deliver possession of the Premises to Tenant upon full execution of this Lease and delivery by Tenant to Landlord of all prepaid amounts set forth in Section 1.01(l), together with all certificates or evidences of insurance as required herein.

Section 2.05 – Access to Premises

Landlord and Landlord’s representatives shall have the right to enter upon the Premises at all reasonable times during Tenant’s operating hours for the purpose of inspecting same or for making repairs, additions, or alterations or for the purpose of exhibiting same to prospective tenants, purchasers, mortgagors, or others.

ARTICLE III

USE OF THE PREMISES AND COMPLIANCE WITH LAWS

Section 3.01 – Use of Premises

Tenant shall use and occupy the Premises solely for the purposes set forth herein under Section 1.01(g) and for no other purpose or any illegal, unauthorized or prohibited use.

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Section 3.03 – Nuisance and Waste

Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant of the Property, or which may adversely affect Landlord’s fee interest in the Property.

Section 3.04 – Hazardous Substances

(a)             Tenant shall not cause the Property to become contaminated by any hazardous or toxic substance or materials, which includes any substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “toxic substances”, “contaminants”, or any other substances declared to be hazardous or toxic under any federal, state, or local laws, ordinances, rules, or regulations that are now or hereafter in effect, and shall be responsible for any and all such contamination (and the cleanup or remediation thereof) on the Property arising from or in connection with the operation of Tenant’s business or Tenant’s use or occupancy of the Premises and/or the Land. Tenant and Tenant’s agents, employees, contractors, and invitees, shall not use the Premises and/or the Land in any manner that violates any applicable environmental laws, including, without limitation, any such law, ordinance, rule, or regulation pertaining to air and water quality, the handling, transportation, storage, treatment, usage, or disposal of hazardous or toxic substances or materials, air emissions, and other environmental matters. Tenant shall not cause or permit the Premises and/or the Land to be used for generation, handling, transportation, storage, disposal, or release of any hazardous or toxic substance or materials, except as exempted or properly permitted under applicable environmental laws.

(b)            Tenant shall indemnify, defend, and hold Landlord and Landlord’s agents, representatives, employees, officers, directors, owners, partners, attorneys, heirs, personal representatives, successors, subsidiaries, affiliates, and/or assigns harmless from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, arising, resulting from, or in connection to Tenant’s non-compliance with the provisions set forth herein under Section 3.04(a).

(c)             The provisions set forth herein under Section 3.04 shall survive the expiration or termination of this Lease in accordance with its terms.

Section 3.05 – ADA Compliance

Tenant, at its sole cost and expense, shall be responsible for complying with all applicable provisions, if any, of the Americans with Disabilities Act of 1990 (the “ADA”) relating to: (i) the physical condition of the Premises; (ii) Tenant’s policies and the operation of its business from the Premises; and (iii) Tenant’s employment and employment-related practices. Landlord shall have no responsibility whatsoever for compliance with the ADA within the Premises or of the Property during the Term of this Lease, and Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees, arising, resulting from, or in connection to compliance or noncompliance with the ADA.

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Section 3.06 – Requirements of Tenant’s Business or Use

Prior to Tenant opening for business within the Premises, Tenant shall be in compliance with all applicable licensing, permitting, zoning, code enforcement, and all other federal, state, municipal and local rules, laws, regulations and requirements applicable to Tenant’s business and/or Tenant’s use or occupancy of the Premises, including, without limitation, all necessary use permits and/or certificates of occupancy, and shall furnish to Landlord proof of Tenant’s compliance with the foregoing.

Section 3.07 – Quiet Enjoyment

Upon payment by Tenant of the rents, additional rents, and other amounts due as provided herein and upon the observance and performance of all covenants, terms, and conditions on the part of Tenant to be observed and performed, Tenant shall peacefully and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord, subject nevertheless, to the terms and conditions of this Lease.

ARTICLE IV
LEASE TERM

Section 4.01 – Initial Term

The term of this Lease shall commence on the date set forth herein under Section 1.01(i) and continue for the period set forth herein under Section 1.01(h) (the “Initial Term”). This Lease shall expire on the last day of the Initial Term at 11:59 P.M. Eastern Time unless sooner terminated pursuant to the provisions of this Lease, or otherwise extended as permitted herein.

Section 4.02 – Renewal Term

THIS SECTION IS INTENTIONALLY DELETED.

Section 4.03 – Term Defined

For purposes of this Lease, any and all references to the “Term” in this Lease shall include the Initial Term and all applicable Renewal Terms.

Section 4.04 – Surrender of Possession Upon Termination

Tenant shall peaceably and quietly surrender the Premises upon the last day of the Term of this Lease, or upon the date of termination if prior to that, and shall surrender the Premises in neat, clean, orderly and good condition.

Section 4.05 – Holding Over

Tenant agrees that if Tenant does not surrender to Landlord the Premises at the end of the Term of this Lease, or upon any cancellation of the Term of this Lease, without prior written consent of Landlord, such holdover tenancy shall be a tenancy at sufferance, and Tenant shall pay to Landlord all damages that Landlord may suffer on account of Tenant’s failure to surrender possession of the Premises, including, without limitation, any lost revenues that could have been generated by Landlord from the use of the Premises.

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ARTICLE V

RENT AND OTHER AMOUNTS DUE

Section 5.01 – Base Rental Amount

(a)            The annual minimum base rental and monthly payment amounts for the use and occupancy of the Premises during the Initial Term of this Lease shall be the amounts set forth herein under Section 1.01(n) (the “Minimum Base Rent”).

(b)            The base rental amounts due during the Term of this Lease, shall be paid by Tenant to Landlord in equal monthly installments, plus applicable sales or use tax. Such monthly payment shall be due and payable in advance, beginning on the Rent Commencement Date, and continuing on the first (1st) day of each month thereafter during the Term.

(c)            The term “Rent Commencement Date” shall be the date set forth herein under Section 1.01(m).

Section 5.02 – Pass-Through Charges

THIS SECTION IS INTENTIONALLY DELETED.

Section 5.03 – Sales and Use Tax on Rental Amounts

Tenant shall pay all sales, use, and other taxes assessed or imposed by any governmental authority upon the rent, additional rent, or other sums due under this Lease, which shall also be considered additional rent under this Lease.

Section 5.04 – First Full Month’s Rental Obligation

Tenant’s rental obligation under this Lease for the first full month commencing on or following the Rent Commencement Date, as the case may be, shall be equal to the following amounts:

Minimum Base Rent:	$2,000.00
Landlord’s Insurance:	$246.21
Sales Tax (currently 2.50%):	$56.16
Total:	$2,302.37

Section 5.05 – Late Payment

All sums of money required to be paid by Tenant hereunder shall be paid to Landlord without notice or demand, and without abatement, reduction, setoff, counterclaim, defense, or deduction, except as specifically provided herein, and in lawful money of the United States of America. Tenant agrees to pay Landlord a late payment charge equal to five percent (5%) of the amount due to Landlord for each payment of rent, additional rent or any other sum required to be paid by Tenant hereunder which are not received in full within five (5) days of the due date thereof.

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Section 5.06 – Returned Payment

In the event that any check, bank draft, order for payment, or negotiable instrument given to Landlord for any payment under this Lease is returned or dishonored for any reason whatsoever not attributable to Landlord, then Landlord shall be entitled to make an administrative charge to Tenant of Fifty and 00/100 Dollars ($50.00), or any amount provided by law, whichever is greater. In addition, Landlord shall be reimbursed by Tenant for any fees and costs incurred by Landlord as a result of said payment being returned or dishonored.

Section 5.07 – Interest on Past Due Rent and Other Amounts Due

If Tenant fails to pay, within five (5) days after the same is due, any rent, additional rent, or other amount due from Tenant under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at eighteen percent (18%) per annum.

Section 5.08 – Additional Rent

All sums of money required to be paid by Tenant to Landlord here under other than minimum base rent shall be considered additional rent.

Section 5.09 – Application of Money from Tenant

THIS SECTION IS INTENTIONALLY DELETED.

Section 5.10 – Landlord May Pursue Other Remedies

Nothing herein contained shall be construed so as to compel Landlord to accept any payment of rent, additional rent, or any other amount due from Tenant that is in arrears, nor any charge in connection with late or returned payments. Landlord’s acceptance of rent, additional rent, or any other amount due from Tenant that is in arrears, or any charge in connection with late or returned payments, shall not constitute a waiver of Landlord’s rights and remedies available under this Lease, at law or in equity.

ARTICLE VI

DEPOSITS, UTILITIES AND TAXES

Section 6.01 – Security Deposit

Tenant shall deposit with Landlord upon the execution of this Lease, the sum set forth herein under Section 1.01(j) (the “Security Deposit”) as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this Lease. In the event Tenant fails to perform or observe any of the provisions of this Lease as required herein, then, at the option of Landlord, Landlord may (but shall not be obligated to do so) apply the Security Deposit, or

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portion thereof as may be necessary, to remedy such default or to repair damages to the Premises, the Building, and/or the Land caused by Tenant. Tenant shall pay Landlord, within fifteen (15) days after written demand for such payment by Landlord, all monies necessary to restore the Security Deposit up to the original amount. The Security Deposit shall be returned to Tenant within forty-five (45) days after the expiration of this Lease, provided that Tenant has fully performed under this Lease. The Security Deposit will not, at any time, be considered rent except at the option of Landlord. The Security Deposit may be commingled with other funds of Landlord and Landlord shall not be required to pay Tenant any interest on such Security Deposit. If Landlord sells or otherwise conveys the Premises, the Building, and/or the Land or any portion thereof, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner or transferee. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner or transferee, Tenant will look to the new owner or transferee only and not to Landlord for return of the Security Deposit upon the expiration or termination of the Lease.

Section 6.02 – Prepayment of Rental Obligation

Contemporaneously with the execution of this Lease, Tenant shall prepay the first full month’s rent in advance to Landlord in the amount set forth under Section 1.01(l).

Section 6.03 – Utility Charges

Tenant shall obtain and maintain in the name of Tenant and shall pay for all charges for gas, heat, water, sewer, waste removal, electricity, telephone, fire protection and any other utility services, together with all taxes levied or other charges on such utilities, that are used in or upon the Premises or the Property during the Term of this Lease.

ARTICLE VII

MAINTENANCE, REPAIRS, AND ALTERATIONS

Section 7.01 – Obligations of Landlord

Landlord shall only be responsible, at its sole cost and expense, to repair the roof, foundation, structural walls, and parking lot of the Premises. There is excepted from the preceding covenant, however: (i) repair or replacement due to damage caused by Tenant or Tenant’s employees, agents, representatives, contractors, customers, and invitees; and (ii) repair, replacement and/or maintenance of the interior walls, ceiling, and interior portions of exterior walls. Landlord shall commence and complete all repairs or replacements required under this Lease without unreasonable delay; provided, however, Landlord shall have no obligation to repair or replace the Premises and/or the Building, or any part thereof, until a reasonable time after the receipt by Landlord of notice from Tenant of the need for such repairs. Tenant waives the provisions of any law permitting Tenant to make repairs or replacement at Landlord’s expense; provided, however, that if Tenant shall notify Landlord in writing of a needed repair or replacement which affects the health or safety of Tenant, its employees or customers, or materially interferes with the operation of Tenant’s business in the Premises, and Landlord shall not, within thirty (30) days thereafter, cause such repair or replacement to be made, or commence to repair or replace if the same cannot be made within such thirty (30) day period, Tenant shall be entitled to cause such repair or replacement to be made at Landlord’s expense and recover the reasonable costs thereof from Landlord. In emergencies and in order to protect against imminent injury or damage to persons or property, Tenant may make emergency repairs or replacement to the Premises and the reasonable costs thereof shall be reimbursed by Landlord; provided such emergency repairs are the responsibility of Landlord. Notwithstanding anything to the contrary in this Lease, there is reserved to Landlord the use of the exterior walls and roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires through the Premises in locations which will not materially interfere with Tenant’s use thereof.

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Section 7.02 – Obligations of Tenant

Without limiting the generality of the preceding provisions, Tenant shall be responsible, at its sole cost and expense, to repair or replace (if necessary) and maintain in neat, clean and good working order and condition the Premises and every part thereof and all equipment and systems serving the Premises, including, without limitation, the interior walls, ceiling, interior portions of exterior walls, store front, show windows, exterior and interior doors, windows, plate glass and window glass, floor covering, sprinklers, plumbing, heating, ventilating, air conditioning, lighting, electrical and sewerage system, facilities, and appliances. Tenant shall not cause or permit any waste, damage, or injury to the Premises, the Building and/or the Land. Tenant shall keep the walks and corridors adjacent to the Premises free from Tenant’s waste or debris and shall be responsible for the cleanliness of the sidewalk adjacent to the Premises. All repairs or replacements required of Tenant under this Lease shall be of an equal or better quality of materials and workmanship to that originally existing in the Premises and shall be commenced and/or completed promptly and without unreasonable delay. With the exception to the portions in which Landlord is responsible for repair, replacement, and/or maintenance, as outlined above, Tenant shall be responsible for and ensure the Premises are in compliance with all federal, state, municipal, and local codes, laws, and regulations. If Tenant fails to perform its obligations under this Section 7.02, Landlord may, at its option, enter the Premises and put the same in good order, condition and repair, and the costs thereof shall become due and payable as additional rent by Tenant to Landlord upon demand.

Section 7.03 – HVAC System

Tenant, at its sole cost and expense, shall maintain, repair, and replace any and all heating, ventilating, and air conditioning equipment and systems (the “HVAC System”) installed in or serving the Premises in good condition and working order throughout the Term of this Lease. As part of its maintenance obligation, Tenant shall enter into an annual contract with a company fully licensed to service and repair heating, ventilating, and air conditioning systems in the State of Florida, to which such firm shall: (i) regularly service the HVAC System on a quarterly basis, changing belts, filters, and other parts, as needed; (ii) perform emergency and extraordinary repairs to the HVAC System; and (iii) keep a detailed record of all services performed on the HVAC System and prepare a yearly service report to be furnished to Landlord at the end of each calendar year.

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Section 7.04 – Alterations by Tenant

Tenant shall not make any alterations, additions or improvements to the Premises or any part thereof, without the prior written consent of Landlord. All alterations, additions, or improvements made by Tenant during the Term of this Lease shall become part of the Premises and shall become the sole property of Landlord. Tenant hereby agrees to indemnify, defend, and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, incurred by Tenant with respect to any alterations, additions or improvements to the Premises and against any and all mechanic’s, materialmen’s, laborer’s or other statutory or common law liens arising out of or from such work, or the cost thereof, which may be asserted, claimed or charged against all or any party of the Land and/or Landlord. The provisions set forth under this Section 7.04 shall survive the expiration or termination of this Lease in accordance with its terms.

Section 7.05 – Mechanic’s Liens

Landlord’s interest in the Premises, the Building and/or the Land shall not be subject to any mechanic’s liens arising from Tenant’s work or alterations and any repairs made by Tenant to the Premises or from Tenant’s use and occupancy of the Premises whatsoever. If any mechanic’s lien is filed against the Premises, the Building, and/or the Land as a result of alterations, installations, improvements, or repairs made or claimed to have been made by Tenant or anyone holding any part of the Premises through or under Tenant, or any other work or act of any of the foregoing, Tenant shall discharge the same within ten (10) days from the filing thereof. Pursuant to Florida Statutes, Section 713.10, notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, the Building, and/or the Land.

ARTICLE VIII
SIGNAGE

Section 8.01 – Tenant’s Signs

Tenant shall not place or suffer to be placed or maintained any sign, advertisement, lettering, decoration, awning, canopy, and/or other related item on any exterior door, wall, or window of the Premises without first obtaining Landlord’s written approval, which may be withheld at the sole discretion of Landlord. Upon expiration or termination of this Lease, Tenant, at its sole expense, shall remove any and all signs, advertisements, lettering, decoration, awnings, canopies, and/or other related items and restore the exterior of the Premises, or wherever such items were installed, to the reasonable satisfaction of Landlord.

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ARTICLE IX

TENANT’S INSURANCE

Section 9.01 – Liability and Property Insurance

Tenant shall, during the entire Term of this Lease and at its sole cost and expense, purchase and maintain in full force and effect the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(a)            broad form commercial general liability insurance providing coverage for bodily injury or death and property damage with minimum coverage limits of no less than the amounts set forth herein under Section 1.01(p);

(b)            Tenant Improvements and Property Insurance providing coverage for all of the items included in Tenant's Work, Tenant's leasehold improvements; all heating, ventilating and air conditioning equipment and systems serving the Premises, all plate glass in or on the Premises, all inventory, trade fixtures, signage and other personal property in, on or upon the Premises, and to the extent not covered by Landlord's similar insurance (if any), all alterations, additions or changes made by Tenant, as permitted under this Lease, in an amount not less than their full replacement cost, and providing protection against perils included within standard forms of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief;

(c)            worker’s compensation insurance in accordance with Florida law.

LANDLORD DOES NOT CARRY INSURANCE TO COVER ANY LOSS OR DAMAGE TO THE CONTENTS AND/OR PERSONAL PROPERTY OF THE PREMISES FROM ANY CAUSE WHATSOEVER. FURTHERMORE, LANDLORD SHALL NOT BE HELD LIABLE FOR LOSS OR DAMAGE TO ANY AND ALL CONTENTS AND/OR PERSONAL PROPERTY LOCATED IN OR ON THE PREMISES FROM ANY CAUSE WHATSOEVER.

Section 9.02 – Policy Requirements

(a)            All insurance policies required to be maintained by Tenant hereunder shall name Landlord and any person or entity reasonably designated by Landlord as an additional insured and shall contain a clause stating that the insurer will not cancel or modify the insurance coverages without first giving Landlord thirty (30) days prior written notice. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.

(b)            All public liability, property damage and other casualty policies required to be maintained by Tenant shall be written as primary policies which do not contribute to any policies which may be carried by Landlord.

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Section 9.03 – Waiver of Subrogation

Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Landlord or Tenant which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurer, including, without limitation, Tenant’s workman’s compensation carrier, against Landlord or Tenant, whichever the case may be.

ARTICLE X

CASUALTY DAMAGE

Section 10.01 – Damage to the Premises

If the Premises is damaged or destroyed by fire, the elements, unavoidable accident, or other casualty but are not thereby rendered untenantable, Landlord at its sole option may, but is not required to, repair the damages to the Premises (with the exception of Tenant’s equipment, trade fixtures, and property) at Landlord’s expense and the rent and other amounts due from Tenant shall not be abated. If by reason of such occurrence the Premises is rendered partially or entirely untenantable, Landlord at its sole option may, but is not required to, repair the damages to the Premises (with the exception of Tenant’s equipment, trade fixtures, and property) at Landlord’s expense and the base rent, but not until such repair is commenced, shall be abated in proportion to the portion of the Premises which is untenantable by Tenant. However, if by reason of such occurrence Landlord decides to not repair or rebuild the Premises, Landlord may within ninety (90) days after such occurrence, provide Tenant notice of such decision, and thereupon, the terms of this Lease shall expire and terminate effective as of the date of the said occurrence and neither party shall have any further liability to the other, except such continuing obligations as may otherwise be provided under this Lease.

Section 10.02 – Damage to the Building

If fifty percent (50%) or more of the rentable area of the Property is damaged or destroyed by fire, the elements, unavoidable accident or other casualty, Landlord shall have the right to elect to terminate this Lease by providing notice of the same to Tenant within ninety (90) days after such occurrence, and thereupon, the terms of this Lease shall expire and terminate fifteen (15) days after the date notice was provided to Tenant, and neither party shall have any further liability to the other, except such continuing obligations as may otherwise be provided under this Lease.

Section 10.03 – Termination Due to Damage by Casualty

Upon any termination of this Lease under any provision of this Article X, Tenant shall immediately vacate the Premises, in accordance with the terms of this Lease, and surrender the same to Landlord and the parties shall be released thereby without any further obligations to the other party, except for items which may have theretofore accrued and are then unpaid and except such continuing obligations as may otherwise be provided under this Lease.

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ARTICLE XI

EMINENT DOMAIN

Section 11.01 – Total Condemnation

If the entirety of the Property is acquired or condemned by eminent domain for any public or quasi-public use or purpose, then this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority, and all rent and other amounts due from Tenant shall be paid to Landlord up to that date. Tenant shall not be entitled to nor have any claim for damages against Landlord for the value of any unexpired portion of this Lease or injury to its leasehold interest.

Section 11.02 – Partial Condemnation

If any portion of the Premises, the Building, or the Land is acquired or condemned by eminent domain for any public or quasi-public use or purpose and Landlord reasonably determines that the remainder of the Premises or the Building or the visibility of or access to the Premises or the Building is inadequate or unsatisfactory for its purposes, then this Lease, at the option of Landlord, may be terminated as of the date of title vesting in the condemning governmental body or other authority by delivering notice to Tenant within sixty (60) days after such taking, and all rent and other amounts due from Tenant shall be paid to Landlord up to the date. Tenant shall not be entitled to nor have any claim for damages against Landlord for the value of any unexpired portion of this Lease or injury to its leasehold interest. If this Lease continues after a partial taking, the Minimum Base Rent shall be reduced in proportion to the portion of the Premises lost in the taking; however, there shall be no reduction in the additional rent or other amounts due from Tenant as a result of such taking or condemnation.

Section 11.03 – Landlord’s Damages

In the event of any taking or condemnation by any governmental authority, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, and Tenant hereby expressly waives any right or claim to any part thereof other than for relocation expenses recoverable by Tenant by and through such condemnation proceedings and loss or damages to any fixtures and improvements made by Tenant to the Premises that Tenant would have had the right to remove at the expiration or termination of this Lease pursuant to the terms hereof.

Section 11.04 – Tenant’s Damages

Although any and all damages in the event of any taking or condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Premises, Tenant shall have a right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might incur for removal of Tenant’s merchandise, furniture, fixtures, leasehold improvements and/or equipment.

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Section 11.05 – Sale Under Threat of Condemnation

A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under Article XI of this Lease.

Section 11.06 – Termination Due to Condemnation

Upon termination of this Lease pursuant to any provision provided herein under Article XI, Tenant shall immediately vacate the Premises and surrender the same to Landlord and the parties shall be released thereby without any further obligations to the other party, except for items which may have theretofore accrued and are then unpaid, and such continuing obligations as may otherwise be provided under this Lease.

ARTICLE XII

LIMITATION OF LANDLORD’S LIABILITY AND INDEMNITY

Section 12.01 – Tenant’s Property

All personal property of Tenant in or on the Premises shall be maintained at the sole risk of Tenant. Landlord shall not be liable for any accident or damage to the property of Tenant resulting from Tenant’s use or operation of the Premises or any equipment or systems thereof. Landlord shall not, under any circumstances, be liable for damages to property resulting from water, steam, or other causes.

Section 12.02 – Exculpation

Tenant agrees that Tenant shall look solely to Landlord’s interest in the Land of which the Premises is a part and Landlord’s personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord to Tenant based upon any default hereunder, and no other property or assets of Landlord or of its partners, owners, heirs, successors and assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of any claim, judgment, injunction or decree of Tenant against Landlord.

Section 12.03 – Indemnification

(a)       Tenant shall indemnify, defend, and hold Landlord and Landlord’s agents, representatives, employees, officers, directors, owners, partners, attorneys, heirs, personal representatives, successors, subsidiaries, affiliates, and/or assigns harmless from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, the Building, and/or the Land, or the occupancy or use by Tenant of the Premises and/or the Land, or any part thereof, or occasioned wholly or in part by any act or omission of Tenant or Tenant’s agents, contractors, employees, servants, lessees, sublessees, concessionaires or assigns, including, without limitation, any failure by Tenant to keep, perform and observe each and every one of the covenants, conditions and agreements contained in this Lease to be kept, performed and observed by Tenant, unless caused by the willful misconduct or gross negligence of Landlord, its agents, and employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities, including attorney’s fees, incurred by Landlord in connection with any such claim or action or any trial, appellate or bankruptcy proceeding relative thereto. In the event Landlord shall, without fault on its part, be made a party to any such action or proceeding, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation, and Tenant, upon notice from Landlord, shall defend such action or proceeding by counsel approved in writing by Landlord, to which such approval shall not be unreasonably withheld or delayed.

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(b)       The provisions set forth herein under Section 12.03 shall survive the expiration or termination of this Lease in accordance with its terms.

ARTICLE XIII

COVENANTS OF TENANT

Section 13.01 – Covenants of Tenant

To induce Landlord to execute this Lease and in consideration thereof, Tenant covenants and agrees to the following:

(a)            Tenant agrees to give to Landlord prompt notice of any accident, fire or damage occurring in, on or to the Premises.

(b)            Tenant shall not do or suffer to be done any act, manner, or thing objectionable to the insurance companies whereby the insurance policies now in force or hereafter to be placed on the Premises or any part thereof, or on the Property, shall become void or suspended. Upon the breach of this covenant, in addition to all other remedies of Landlord and not as a limitation thereof, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises, or any part thereof, or on the Property, caused in any way by the occupancy of Tenant.

ARTICLE XIV

DEFAULT AND REMEDIES

Section 14.01 – Event of Default by Tenant

Each of the following events shall constitute an event of default or breach (“Event of Default”) of this Lease by Tenant:

(a)       If Tenant shall fail to pay Landlord any rent, additional rent, or other sums due hereunder when said amount shall become due. Under no circumstances shall Tenant’s obligation to pay rent, additional rent, or other sums due hereunder be excused or delayed for any reason, whatsoever;

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(b)            If Tenant shall fail to perform or default in the performance of any of Tenant’s obligations set forth herein under Sections 3.01, 3.02, 3.05, 3.06, 6.03, 6.04, 7.04, 7.05, 9.01, 12.03, and 15.01.

(c)            If Tenant shall fail to perform or default in the performance of any of the conditions of this Lease other than those outlined in Sections 14.01(a) and 14.01(b), and such nonperformance or default shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant, or, if the performance cannot be reasonably had or the default cannot be cured within said fifteen (15) day period, and Tenant fails to: (i) immediately commence performance of such condition or cure, (ii) continuously and diligently pursue completion of such performance and cure, or (iii) complete such performance and/or cure within sixty (60) days after delivery of the aforesaid notice from Landlord; or

(d)            If Tenant shall vacate or abandon the Premises (Tenant shall be deemed to have abandoned the Premises if rent and/or any other monetary obligation due under this Lease is not currently paid and Tenant is absent from the Premises for a period of ten (10) or more consecutive days in any one calendar month).

Section 14.02 – Remedies of Landlord

If an Event of Default shall occur, Landlord may without prejudice to its other rights hereunder, avail itself of any rights available to Landlord under the law or this Lease, including, without limitation, any one or more of the following:

(a)            Provide Tenant notice of Landlord’s intent to cure any such Event of Default, and perform same in the event Tenant fails to cure same within five (5) business days of delivery of said notice. Tenant shall be liable for and pay to Landlord any and all amounts incurred by Landlord in curing an Event of Default pursuant to this Section 14.02(a), as well as an administrative fee equal to ten percent (10%) of such amount incurred. All sums obligated to be paid by Tenant under this Section 14.02(a) shall be immediately due and payable and shall also be considered “additional rent” hereunder;

(b)            Terminate this Lease and re-enter and take possession of the Premises;

(c)            Recover possession of the Premises (with or without terminating the Lease, at Landlord’s option) in a manner prescribed by any statute relating to summary process and demand rent, and any and all notices to quit, including, without limitation, the notice required by the provisions of Section 83.20, Florida Statutes, or any similar statutes, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived;

(d)            Bring suit for the breach which has occurred without affecting the obligations of the parties to perform the balance of the Lease;

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(e)            Accelerate rental payments and declare the entire rent for the balance of the Term of the Lease immediately due and payable; and

(f)             Relet the Premises or any part thereof without thereby avoiding or terminating the Lease to any person, firm, or corporation other than Tenant for such rent, for such time, and upon such terms as Landlord in Landlord’s sole discretion shall determine. In any such case, Landlord may make repairs in or to the Premises, and to redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof together with Landlord’s expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant’s account is not sufficient to pay the full amount of unpaid rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating, and Landlord’s expenses, Tenant shall pay to Landlord the amount of each deficiency each month upon demand.

After an Event of Default, the acceptance of the rent (or any portion thereof) or failure to re-enter by Landlord shall not be held to be a waiver of its rights to terminate this Lease, and Landlord may re-enter and take possession of the Premises as if no rent had been accepted after such default.

Section 14.03 – Repossession by Landlord Upon Default

The failure of Landlord to relet the Premises or any part thereof after recovery of possession shall not release or affect Tenant’s liability for damages. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless notice of such intention is given by Landlord to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

Section 14.04 – Rights and Remedies of Landlord Cumulative

All of the damages which are specified in this Lease are in addition to all other damages and costs to which Landlord may be entitled to under the laws of the State of Florida. No right or remedy of Landlord hereunder shall be exclusive of any other right or remedy but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing.

Section 14.05 – Landlord’s Right to Satisfy Tenant’s Obligations

If Tenant fails to observe or perform any term or condition of this Lease within the notice or grace period, if any, applicable thereto, then Landlord may immediately, or at any time thereafter, perform the same for the account of Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant’s account (including reasonable attorneys’ fees and costs in instituting, prosecuting, and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, together with interest at the rate of eighteen percent (18%) per annum, shall be paid by Tenant to Landlord upon demand. In the event Tenant in the performance or nonperformance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises, Landlord will have the ability to exercise all rights set forth herein under this Section 14.05 immediately without the necessity of providing Tenant any advanced notice.

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Section 14.06 – No Waiver of Remedies of Landlord

Failure by Landlord to insist upon the strict performance of any provision hereof or to exercise any right, power, or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Furthermore, any waiver or relinquishment by Landlord of any right, power, or remedy hereunder at any time shall not be deemed a waiver or relinquishment of such right, power, or remedy at any other time.

Section 14.07 – Default by Landlord

Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform such obligation within thirty (30) days after receipt of notice thereof from Tenant; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord commences performance within such thirty (30) day period and thereafter continuously and diligently prosecutes the same to completion.

ARTICLE XV

ASSIGNMENT AND TRANSFER OF INTEREST

Section 15.01 – Assignment and Subletting by Tenant

Tenant may not assign this Lease in whole or in part, nor sublet all or any portion of the Premises, without the prior written consent of Landlord in each instance, which may be withheld in Landlord’s sole and absolute discretion. Per each instance of permitted assignment or subletting of this Lease, Tenant shall pay to Landlord fee of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) in connection with the processing of documents necessary to review a proposed assignment or sublease. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. It is explicitly understood and agreed to by Tenant that Landlord may refuse to grant consent to any assignment or subletting by Tenant if Landlord is not reasonably satisfied with the financial responsibility, identity or business character of the proposed assignee or subtenant, or the nature of the occupancy or legality of the proposed use, or if there is a need for alteration of the Premises by any proposed assignee or subtenant. If this Lease is assigned or if the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant or acceptance of the assignee, subtenant, or occupant as Tenant, nor shall Tenant be released from the performance of its obligations found under this Lease. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary, and a prohibition against any encumbrance of all and any part of Tenant’s leasehold interest. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants, and conditions hereof, and said assignee or subtenant if consented to by Landlord, shall stringently comply with all Lease terms and conditions. In the event of a transfer and assignment by Landlord of its interests in this Lease, the Premises, the Building and/or the Land, and provided Tenant is given notice of such assignment, Landlord shall be released from all liabilities or obligation under this Lease arising after the date of such transfer and assignment.

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Section 15.02 – Significant Change of Ownership of Tenant

THIS SECTION IS INTENTIONALLY DELETED.

Section 15.03 – Transfer of Landlord’s Interest

In the event of any transfer or transfers of Landlord’s interests in the Premises, upon the transferee assuming liability therefor, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and the transferee shall be deemed, without any further agreement necessary, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

Section 15.04 – Successor in Interest

All provisions contained in this Lease shall be binding and inure to the benefit of the respective parties hereto, and their heirs, personal representatives, successors, and permitted assigns. In the event Landlord or any subsequent owner of the Property shall convey or otherwise dispose of the Property, or any portion thereof, all liabilities and obligations of Landlord or any subsequent owner as landlord to Tenant under this Lease shall terminate upon such conveyance or disposal and the giving of notice thereof to Tenant.

ARTICLE XVI

SUBORDINATION AND ATTORNMENT

Section 16.01 - Subordination

This Lease and all rights of Tenant hereunder are, and shall be, subject to and subordinate to the liens of any mortgages, deed of trust (including blanket mortgages or deeds of trusts covering the Premises, the Property, or other properties of Landlord), or any other security interest which has been or which hereafter may be placed upon the Property, or any portion thereof, and to any renewals, modifications, consolidations, replacements, and extensions thereof. The provisions set forth herein under this Section 16.01 shall be self-operative.

Section 16.02 – Attornment

Upon the occurrence of any proceeding brought for the foreclosure of or the exercise of the power of sale under any mortgage made by Landlord covering the Premises, or in the event a deed is given in lieu of foreclosure of any such mortgage, Tenant shall attorn to the purchaser (or grantee in lieu of foreclosure) upon any such foreclosure or sale and recognize such purchaser (or grantee in lieu of foreclosure) as the landlord under this Lease, provided such successor-in-interest has executed a reasonably acceptable subordination, non-disturbance, and attornment instrument.

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Section 16.03 – Financing Agreements

THIS SECTION IS INTENTIONALLY DELETED.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01 – Notices

All notices required or permitted under this Lease shall be in writing and delivered to the requisite party either via hand delivery, certified mail with return receipt requested, or nationally recognized overnight courier, receipted, at the addresses set forth herein under Section 1.01(q). Such notice addresses may be changed from time to time by either party by serving notices as above provided, but each party shall at all times have a physical street address within the continental United States of America as one of the addresses to which notices may be delivered. All written notices shall be deemed to have been duly served either:

(a)            on the date of personal delivery;

(b)            three (3) business days after being mailed by certified mail with return receipt requested, postage prepaid, and addressed to the respective addressee; or

(c)            one (1) business day after being delivered to a nationally recognized overnight courier service, such as Federal Express or UPS, with shipping costs prepaid or paid by shipper, envelope or package marked for early next day delivery, and addressed to the respective addressee.

Section 17.02 – Entire Agreement

This Lease contains the entire and only agreement between the Parties concerning the Premises. Except as set forth herein, no prior oral or written statement or representations of any party hereto or their respective representatives shall have any force or effect. This Lease shall not be modified or terminated in any way except by a written document signed and executed by Landlord and Tenant.

Section 17.03 – Partial Invalidity

If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each other provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

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Section 17.04 – Captions and Headings

The captions and headings used herein are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs of this Lease or in any way affect this Lease.

Section 17.05 – Construction and Interpretation

When necessary to clear up any confusion or ambiguities in the interpretation of this Lease: (i) the singular shall be construed to include the plural, and vice-versa; (ii) the use of the masculine gender shall include the feminine and/or neuter genders, and vice-versa; and (iii) the word person shall include any corporation, limited liability company, firm, partnership, or other form of association.

Section 17.06 – No Presumption Against Drafter

Each party hereto understands, agrees, and acknowledges that this Lease has been freely negotiated by both parties and that in any controversy, dispute, or contest over the meaning, interpretation, validity, application, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

Section 17.07 – Relationship of the Parties

Notwithstanding anything to the contrary in this Lease, it is agreed that Landlord shall in no event be deemed to be an associate or a partner of Tenant or engaged in a joint venture or joint enterprise with Tenant in the conduct of Tenant’s business, nor shall Landlord be liable for any debts incurred by Tenant in the use and occupancy of the Premises or the conduct of its business. Nothing contained or provided for in this Lease shall confer upon Landlord any interest in the business of Tenant. The relationship of the Parties during the term of this Lease shall at all times be that of Landlord and Tenant.

Section 17.08 – Execution of Lease

This Agreement may be executed in any number of counterparts, via electronic mail or facsimile, and via e-signature (e.g., DocuSign), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In that regard, it shall only be necessary to produce or account for the counterpart signed by the party against whom the proof is being presented.

Section 17.09 – Professional Advice

Each party hereto acknowledges that it has either consulted independent counsel to review and advise such party with regard to the terms, covenants, and conditions of this Lease or has waived such opportunity to consult independent counsel.

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Section 17.10 – Governing Law and Venue

The laws of the State of Florida shall govern the construction, validity, application, or enforceability of this Lease and any dispute arising out of or relating to this Lease, without regard to the principles of conflict of laws. In any cause of action between or among any of the Parties, whether arising out of or relating to this Lease, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the courts located in Orange County, Florida.

Section 17.11 – Waiver of Trial by Jury

LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS LEASE OR THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO AND ACCEPT THIS LEASE AND SHALL SURVIVE THE TERMINATION OF THIS LEASE.

Section 17.12 – Waiver of Automatic Stay

THIS SECTION IS INTENTIONALLY DELETED.

Section 17.13 – Legal Fees and Costs for Disputes

Should it become necessary for Landlord employ the services of an attorney or collection agency to either enforce any of Landlord’s rights under this Lease, remedy the breach of any covenant of this Lease, or collect any sums due to it under this Lease, regardless of whether suit be brought, Landlord shall be entitled to receive from Tenant all reasonable fees and costs expended for such services. In any action, lawsuit, or proceeding related to this Lease which is brought or filed by either party hereto against the other, the prevailing party, whether through mediation, arbitration, or litigation, shall receive from the non-prevailing party all reasonable legal fees and costs associated with the prevailing party’s pursuit or defense of such action, lawsuit, or proceeding, including all appellate levels and any post-judgment or bankruptcy proceedings. The prevailing party shall also be entitled to all reasonable legal fees and costs associated with litigating the entitlement of legal fees and costs. If each party prevails in part, the party which more substantially prevails shall be deemed the “prevailing party”.

Section 17.14 – Joint and Several Liability

If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

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Section 17.15 – Time is of the Essence

Each party hereto understands, agrees, and acknowledges that time is of the essence with regard to all terms, provision, covenants, and conditions of this Lease.

Section 17.16 – Lease Not Recordable

In no event shall this Lease be recorded, and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available, Landlord shall have the option to terminate this Lease by recording a notice to such effect. A memorandum or short form of lease may be recorded with the written consent and joinder of Landlord; provided, however, that upon the expiration or termination of this Lease, Tenant shall immediately execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quit-claiming to Landlord all right, title, and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

Section 17.17 – Estoppel Certificates

Upon the request of Landlord at any time and form time to time, Tenant, at its sole cost and expense, agrees to execute and deliver to Landlord within ten (10) business days after receipt of such request, a written instrument ratifying this Lease, stating the commencement and termination dates of this Lease, and certifying: (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented, or amended except by such writing as shall be stated; (ii) that all conditions under this Lease to be performed by either Landlord or Tenant have been satisfied (stating exceptions, if any); (iii) no defenses or offsets against the enforcement of this Lease by Landlord or Tenant exits (or, if any, stating those claimed); (iv) the amount of advanced rent, if any, paid by Tenant; (v) the date through which rent has been paid; (vi) the amount of the security deposit held by Landlord; (vii) the options available to Tenant to extend the term and which options have been exercised; and (viii) any such other information as either party may reasonably require. Persons receiving such any statements shall be entitled to rely upon them. Tenant covenants and agrees that upon request of Landlord, from time to time, and within fifteen (15) days of such request, Tenant shall execute, acknowledge, and deliver to Landlord any and all instruments in order to subordinate this Lease and Tenant’s rights thereunder, as aforesaid. If Landlord delivers notice to Tenant of Tenant’s failure in compliance with the requirements set forth herein under this Section 17.17 and such compliance is not made within five (5) days of such delivery by Landlord, then such failure shall constitute and Event of Default under this Lease, and Tenant shall be obligated to pay to Landlord the sum of Two Hundred Fifty and 00/100 dollars ($250.00) as an administrative fee in pursuing such compliance by Tenant.

Section 17.18 – Tenant’s Financial Condition

THIS SECTION IS INTENTIONALLY DELETED.

Section 17.19 – Chattel Security Agreement

THIS SECTION IS INTENTIONALLY DELETED.

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Section 17.20 – Broker Commissions

THIS SECTION IS INTENTIONALLY DELETED.

Section 17.21 – Usury Laws

If any interest charges found herein exceeds the maximum allowable charge for interest under any applicable laws, then the interest rate shall be set at the then maximum annual interest rate allowed.

Section 17.22 – Radon Gas

Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Tenant acknowledges having read the foregoing notification, and that it has executed this Lease fully aware of the aforementioned conditions.

Section 17.23 – OFAC Certification

Landlord hereby advises Tenant that the purpose of this Section 17.23 is to provide information and assurances to Landlord to enable its compliance with the laws relating to the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury. As such, Tenant, as well as any guarantors of Tenant’s obligations under this Lease, hereby represent, warrant, and certify that:

(a)            it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the U.S. Department of Treasury as a terrorist, “Specially Designated National or Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the OFAC; and

(b)            it has not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

Tenant, as well as any guarantor of Tenant’s obligations under this Lease, hereby agrees to indemnify, defend, and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees, arising from or related to any breach of this Section 17.23.

Section 17.24 – Lease Exhibits Certification

Tenant acknowledges and certifies that it has received and reviewed all pages of Exhibits A and B which are attached hereto and made a part of this Lease.

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[ SIGNATURE PAGE TO LEASE AGREEMENT ]

IN WITNESS WHEREOF, each party hereto acknowledges, understands, and agrees to be bound by all terms and conditions set forth herein, and this Lease is voluntarily entered into and executed as of the date first written above.

LANDLORD:

/s/ Tuyet Hanh Thi Huynh
Tuyet Hanh Thi Huynh

TENANT:

STANDARD DENTAL LABS INC.
a Nevada for-profit corporation

By: /s/ James Brooks
James Brooks, President

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Exhibit A

Legal Description of the Land

Lot 13, Block D, Pine Hills Subdivision No. 2, according to the Plat thereof, recorded in Plat Book R, Page 115, of the Public Records of Orange County, Florida.

Street Address: 1008 N. Pine Hills Road, Orlando, Florida 32808

Parcel Identification Number: 19-22-29-6942-04-130

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Exhibit B
Site Plan

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